Exhibit 3.3

ENDOCEUTICS, INC.

GENERAL BY-LAW

PART I – INTERPRETATION

1.	Definitions

The definitions provided for in the Canada Business Corporations Act R.S.C. 1985, c. C-44 (“the Act”) shall apply to the terms used in the By-law.

2.	Computation of Time

The computation of time and any period of days shall be determined in accordance with and the provisions of the Interpretation Act (Canada), R.S.C. 1985 c. I-21.

PART II – SHAREHOLDERS

3.	Ways Meetings May be Held

The Board of Directors (“the Board”) or the shareholders may determine, when calling a meeting of shareholders pursuant to the Act, the manner in which such meeting shall be held, either at a specific place or by means of telephonic, electronic or other communication facilities that permit all participants to communicate adequately with each other during the meeting, or a combination of the foregoing.

4.	Notice of Meeting

Joint Shareholders – In the case of joint shareholders, the notice of meeting and any document pertaining to the meeting may be given to whichever of such persons is named first in the securities register of the Corporation. Any notice and documents so given shall be sufficient for all of them.

Unsent or Irregular Notice – The accidental failure to give, deliver or send any notice of a meeting to any person entitled thereto, the non-receipt of any notice by any such person or any irregularity or error in such notice that does not materially affect its substance or in the giving, delivery or sending of such notice shall not invalidate any action taken at the meeting held pursuant to such notice or otherwise founded thereon.

Impossibility to Give Notice – In the event that it is impossible or impracticable for any reason whatsoever to give notice as otherwise permitted under the Act, a notice may be given by advertisement published once in a newspaper in such cities or places as the Board may determine.

5.	Quorum and Adjournment

Quorum – The holders of 33-1/3% of the outstanding shares of the Corporation entitled to vote at a meeting, present at the meeting or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

Adjournment – If a quorum is not present within 30 minutes of the opening of the meeting, the meeting may be adjourned to such date, and to such time and place as may be designated by the chairperson of the meeting. At the adjourned meeting, the holders of shares of the Corporation present in person or by proxy, whether or not they hold at least 33-1/3% of the outstanding shares of the Corporation entitled to vote at the meeting, and whether or not they were present at the original meeting, shall constitute a quorum and may transact the business for which the meeting was originally called.

6.	Chairperson

The Chairperson of the Board shall act as chairperson of all meetings of shareholders. If there is no Chairperson of the Board or the Chairperson of the Board is not present or is unwilling to act as chairperson, then the President of the Corporation shall act as chairperson of the meeting, if present and willing to act. In any other case, the shareholders present or represented at the meeting shall choose an individual, who need not be a shareholder, to act as chairperson of the meeting.

The chairperson of the meeting shall preside over its deliberations and ensure its orderly conduct. The chairperson has all powers necessary to ensure that the meeting is able to effectively conduct the business for which it was called. To this end, the chairperson shall determine and conduct the procedure in all respects, and his or her decisions, including those pertaining to the validity or invalidity of proxies, shall be conclusive and binding. Everyone attending the meeting, whether or not a shareholder, must comply with the instructions of the chairperson.

At all times during the meeting, the chairperson may, of his own initiative, suspend the meeting for a specified amount of time; he may also adjourn the meeting for a valid reason such as a disturbance or confusion rendering the harmonious and orderly conduct of the meeting impossible.

7.	Scrutineers

The chairperson of a meeting of shareholders may appoint for that meeting one or more scrutineers, who need not be shareholders, and who shall act in accordance with the directives of the chairperson.

8.	Voting

Show of Hands – Unless a voice vote or a vote by ballot is held, the vote shall be taken by a show of hands. In such case, the shareholders or their proxyholders shall vote by raising one of their hands, and the number of votes shall be calculated in accordance with the number of raised hands, irrespective of the number of shares held or represented by each said person.

Voice Vote – If the chairperson so orders and if a vote by ballot is not requested, a voice vote shall be taken. In such case, each shareholder or proxy shall verbally (or, as the case may be, electronically) declare his name and that of each shareholder for whom he holds a proxy, the total number of votes he has and the manner in which he shall cast such votes. The number of votes so cast shall determine whether or not a resolution is carried.

Ballot – If the chairperson so orders or a shareholder or proxyholder entitled to vote so requests, the vote shall be taken by ballot. A request for a vote by ballot may be made at any time prior to the adjournment of the meeting, even after the holding of a vote by show of hands (but not after a voice vote) and such a request may also be withdrawn. The ballot is taken in such manner as the chairperson directs, and a prior vote by show of hands on the same matter has no effect.

Joint Shareholders – In the case of joint shareholders and if more than one of such persons is present at any meeting, in person or by proxy, that one of the said persons so present whose name stands first in the securities register of the Corporation in respect of such shares shall alone be entitled to vote in respect thereof.

PART III – DIRECTORS

9.	Meetings

Meetings of the Board may be called by order of the Chairperson of the Board, the President, or any two (2) directors. Meetings of the Board are held at the registered office of the corporation or at any other place within Canada fixed by the Board. Meetings of the shareholders may be held outside Canada if the Articles specify a place outside Canada where a meeting of shareholders may be held.

10.	Notices

Notice of a meeting of the Board shall be sent to the directors at least two (2) days prior to the date fixed for the meeting.

The meeting of the Board held immediately after the annual meeting of shareholders for the purposes of appointing the officers and to deal with any question which may be raised thereat requires no notice.

11.	Number of Directors

The number of Directors to be elected by the shareholders is established from time to time by resolution of the Board, within the minimum and maximum numbers fixed in the Articles.

12.	Quorum

The quorum for any meeting of the Board shall be the majority of the established number of directors. The quorum has to be maintained for the entire duration of the meeting.

13.	Chairperson

The chairperson of the Board or, in his absence or refusal to act, the President provided he is a director, shall chair meetings of the Board. In the absence or refusal to act of these persons, the directors shall choose a chairperson from their number.

The chairperson presides over the Board’s deliberations and ensures the meeting’s orderly conduct. The chairperson has all powers necessary to this end, including the power to determine and conduct the procedure in all respects, conclusively.

14.	Vote

Voting by proxy shall not be permitted. The chairperson does not have a casting vote in case of a tie vote.

15.	Adjournment

The chairperson of a meeting of the Board, with the consent of the majority of the directors in attendance, may adjourn such meeting to another place, date and time. The reconvening of any meeting so adjourned may take place without notice if the place, the date and the time of the adjourned meeting are announced at the original meeting. Upon reconvening of the meeting, the directors may validly decide on any matter which was not settled at the original meeting, provided a quorum is present. The directors who constituted the quorum at the original meeting need not be those constituting the quorum at the reconvened meeting. If a quorum does not exist at the reconvened meeting, the meeting shall be deemed to have ended at the previous meeting when the adjournment was pronounced.

16.	Validity

Decisions made during the course of a meeting of the Board shall be valid notwithstanding any irregularity, thereafter discovered, in the calling of the meeting of the Board.

17.	Interested Director

At the request of the chairperson or any director, a director, who has an interest in a contract with the Corporation and is prohibited by the Act to vote on their contract, shall leave the meeting while the Board discusses and votes on the contract concerned.

PART IV – COMMITTEES AND OFFICERS

18.	Committees

Subject to the provisions of the Act and unless otherwise determined by the Board, each committee of the Board shall have power to fix its quorum at not less than the majority of its members, to elect its chairperson and secretary and to regulate its procedures.

The Board may appoint from among their number 3 committees of the Board, designated respectively the Audit committee, the Nominating and Corporate Governance Committee and the Compensation Committee.

19.	Officers

The Board may, by resolution, appoint all officers it deems appropriate and determine their powers and duties.

Each officer shall hold office during the pleasure of the Board. Any officer may, however, resign at any time by giving notice to the Corporation. In case of the absence of an officer or for any other valid reason, the Board may delegate the powers and authority of such officer to any other officer or to a director.

PART V – INDEMNIFICATION

20.	Indemnity of Directors and Officers

Subject to the limitations contained in the Act, but without limiting the right of the Corporation to indemnify any individual under the Act or otherwise to the full extent permitted by law, the Corporation:

a)	shall indemnify each director or officer or former director or officer and each other individual who acts or has acted at the Corporation’s request as a director or officer, or in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity, provided:

(i)	the individual acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity; and

(ii)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful; and

b)	shall at his request advance monies to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to hereinabove in accordance with the Act.

Notwithstanding the foregoing, any such indemnity or advance of monies in respect of an action hereinabove referred to by or on behalf of the Corporation or other entity to procure judgment in its favour shall be subject to approval of a court.

PART VI – PAYMENTS

21.	Cheques

Any amount payable in cash to shareholders (including dividends payable in cash) may be paid by cheque drawn on any of the Corporation’s bankers to the order of each registered holder of shares of the class or series in respect of which such amount is to be paid. Cheques may be sent by ordinary mail, postage prepaid, to each such registered holder at that holder’s address as shown in the records of the Corporation, unless that holder otherwise directs in writing. The mailing of a cheque as aforesaid shall satisfy and discharge all liability for the applicable dividend or other payment to the extent of the sum represented by such cheque plus the amount of any tax which the Corporation is required to and does withhold, unless such cheque is not paid on due presentation.

22.	Cheques to Joint Shareholders

Cheques payable to joint shareholders shall be made payable to the order of all such joint shareholders unless such joint shareholders direct otherwise. Such cheques may be sent to the joint shareholders at the address appearing on the records of the Corporation in respect of that joint holding, to the first address so appearing if there is more than one, or to such other address as those joint shareholders direct in writing.

23.	Non-Receipt of Cheques

The Corporation shall issue a replacement cheque in the same amount to any person who does not receive a cheque sent as provided in this by-law, if that person has satisfied the conditions regarding indemnity, evidence of non-receipt and title set by the Board from time to time, either generally or for that particular case.

24.	Currency of Dividends

Dividends or other distributions payable in cash may be paid to some shareholders in Canadian currency and to other shareholders in equivalent amounts of a currency or currencies other than Canadian currency.

PART VII – REPRESENTATION

25.	Banking Arrangements

The banking business of the Corporation, or any part thereof, shall be transacted with such banks, trust companies or other financial institutions as the Board may designate, by resolution and all such banking business shall be transacted on behalf of the Corporation by such one or more officers and/or other persons as the Board may designate, by resolution and to the extent therein provided.

26.	Execution of Instruments

The Board may appoint officers or other mandataries by resolution to execute and deliver contracts, documents or instruments in writing generally or to sign manually or by facsimile signature and deliver specific contracts, documents or instruments in writing. The term “contracts, documents or instruments in writing” shall include deeds, proxies, mortgages, charges, conveyances, transfers and assignments of property of all kinds including specifically but without limitation transfers and assignments of shares, warrants, bonds, debentures or other securities and all paper writings.

27.	Declaration

The President, the Chairperson of the Board of Directors, any Vice-President, the Secretary or the Treasurer and each of them or, with the authorization of the Board, any other officer or mandatary, shall be authorized and eligible to make answer for the Corporation to all writs, orders or interrogatories upon articulated facts issued by any court and to declare for and on behalf of the Corporation any answer to writs of attachment by way of garnishment in which the Corporation is garnishee and to make all affidavits and sworn declarations in connection therewith or any and all judicial proceedings to which the Corporation is a party and to make demands for assignment of property or petition for winding-up or receivership orders upon any debtor of the Corporation and to attend and vote at all meetings of creditors of the Corporation’s debtors and grant proxies in connection therewith.

28.	Representation at Meetings

The President, the Chairperson of the Board, any Vice-President, the Secretary, the Treasurer or any one of them or any other officer or mandatary authorized by the Board shall represent the Corporation and attend and vote at any and all meetings of shareholders or members of any entity in which the Corporation holds shares or is otherwise interested, and any measure taken or vote cast by them shall be deemed to be the act or vote of the Corporation.

29.	Declarations in the Register

Declarations to be filed with the Enterprise Registrar in accordance with the Act respecting the legal publicity of sole proprietorships, partnerships and legal persons shall be signed by the President, any director of the Corporation or any other person authorized for such purpose by resolution of the Board. Any director having ceased to hold such office as a result of his resignation, removal or otherwise shall be authorized to sign on behalf of the Corporation and file an amending declaration to the effect that he has ceased to be a director, from fifteen (15) days after the date of such cessation, unless he receives proof that the Corporation has filed such a declaration.

PART VIII – EFFECTIVE DATE

30.	This By-law shall be effective as of June 20, 2006.

/s/ Fernand Labrie
Fernand Labrie, President & CEO